Exhibit 99.1

VERB Beats Guidance - Reports Strong SaaS Recurring Revenue Growth for First Quarter 2021

●	SaaS recurring revenue up 38% year over year and 12% sequentially
●	Total digital revenue up 24% year over year and 18% sequentially
●	$15.0M gross proceeds from registered direct offering of straight common shares closed in March 2021
●	Microsoft Outlook integration now in public beta testing; commercial release imminent
●	verbTEAMS with verbLIVE launched in January, a CRM and content management solution with livestream selling feature for small businesses and solopreneurs
●	VERB platform continues to gain traction and grow user downloads – now more than 2 million downloads (as of 5.11.21)
●	Ranked #1 among sales platforms for direct sales by leading industry publication

NEWPORT BEACH, CA and SALT LAKE CITY, UT, May 13, 2021 (GLOBE NEWSWIRE) — Verb Technology Company, Inc. (Nasdaq: VERB) (“VERB” or the “Company”), a leader in interactive video-based sales enablement applications, including interactive livestream ecommerce, webinar, CRM and marketing applications for entrepreneurs and enterprises, today reported financial and operating results for quarter ending March 31, 2021.

Management Commentary

“Live stream ecommerce is coming to America – it’s going to marginalize most other forms of online commerce - and with our verbLIVE technology and related software products, we intend to be at the forefront of this massive shift,” said Rory J. Cutaia, CEO of VERB. “As I mentioned in our recent Letter to Shareholders in April, first quarter 2021 saw us sign the first of what we expect to be many new clients, each of which could generate $1 million in annual recurring revenue driven entirely by our verbLIVE products, as we now have many more in our sales pipeline. This year we’re seeing the average client and deal size increase dramatically, as our new products, coupled with increased awareness from solid marketing, allow us to target and attract larger businesses. We’re also adding many more salespeople as we have a clearly defined and accelerated path to ROI per sales rep. Our improved product development processes and more rapid product delivery cycles, together with new anticipated cost savings coupled with expected new revenue catalysts, have allowed us to begin formulating a plan that we believe will reduce our burn, quarter over quarter, reduce our reliance on outside capital, and move toward cash flow positive status.

“Among those revenue catalysts is the integration of our interactive video sales technology with Microsoft Outlook, a platform with over one billion users. We’re nearing completion of a very successful public beta test for this exciting new product with commercial release expected in mid-June.

“During the quarter, we also launched verbTEAMS, a self-onboarding sales tool with great content management and analytics capabilities for small businesses and solopreneurs, now bundled with verbLIVE built-in. Livestream selling has exploded in Asia, with leading influencers achieving record sales through their livestreams.

Fueling our expectations for revenue growth from our verbLIVE products, as well as demand from new and existing clients, is our new Attribution feature which we released today. Attribution adds an affiliate marketing technology to verbLIVE that allows anyone to receive credit for purchases made by their referrals to verbLIVE sessions hosted by others, which we expect will drive attendance and revenues exponentially. It’s going to be an exciting year for VERB shareholders,” added Mr. Cutaia.

First Quarter 2021 Financial Results and Recent Company Highlights

●	Total SaaS recurring revenue (a component of Total Digital revenue) was $1.5 million, up 38% year over year, and up 12% over fourth quarter 2020

●	SaaS recurring revenue as a percentage of Total Digital revenue was 81%, compared with 73% for the same period last year

●	Total Digital revenue of approx. $1.8 million, up 24% year over year and up 18% over fourth quarter 2020

●	Total combined revenue of approx. $2.5 million, up almost 21% over fourth quarter 2020

●	Added 16 new client contracts with a guaranteed base value of $900,000 and $424,000 in annual recurring revenue

●	Total user downloads now at 2.05M, up more than 47% over the 1.4M reported in same period last year and up from approximately 1.9M as of March 26, 2021

●	Well capitalized balance sheet following closing of $15.0 million gross proceeds registered direct offering in March 2021. Offering was for straight common shares priced at $1.60 per share with no warrants.

●	In January 2021, Social Selling News, a leading industry publication, ranked VERB first in its list of companies providing apps for direct selling industry by number of clients. Verb had almost double its closest competitor and now almost triple.

●	Launched several ESG initiatives through its Verb for Humanity division to help small businesses recover from the impact of the pandemic, including working with Olympic hopefuls to generate revenue so they may continue their Olympic aspirations, among many other things, as part of VERB’s continuing and growing commitment to ESG initiatives

●	Research and development expenses were $2.9 million, compared with $1.3 million for the same period last year, with the increase attributed to the development of verbLIVE, VERB’s new Attribution feature, as well as the Microsoft Outlook integration and the forthcoming new Marketplace platform

●	General and administrative expenses were $7.3 million, compared with $3.5 million from the same period last year, attributed to increases in non-cash stock-based compensation expense, labor-related costs to support growth, marketing expenses, professional services, as well as expenses related to an additional quarter of SoloFire operations following the acquisition

●	Cash totaled on the balance sheet totaled $12.9 million as of March 31, 2021, compared with $1.8 million on December 31, 2020.

Conference Call Information

VERB management will hold a conference call today, May 13, 2021 at 3:00 p.m. Eastern time, to discuss its results in greater detail. A telephonic replay of the conference call is available from 6:00 p.m. Eastern time today through May 27, 2021.

VERB Q1 2021 Earnings Call

Date: Thursday, May 13, 2021

Time: 3:00 p.m. Eastern time (12:00 p.m. Pacific time)

To access by phone: Please call the conference telephone number 10-15 minutes prior to the start time. An operator will register your name and organization.

U.S. dial-in number: 1-877-407-4018

International number: 1-201-689-8471

To access by webcast: A live and archived webcast will also be available.

Webcast link: http://public.viavid.com/index.php?id=144966

Replay:

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 13719830

About VERB

Verb Technology Company, Inc. (Nasdaq: VERB) transforms how businesses attract and engage customers. The Company’s Software-as-a-Service, or SaaS, platform is based on its proprietary interactive video technology, and comprises a suite of sales enablement business software products offered on a subscription basis. Its software applications are available in over 60 countries and in more than 48 languages to large enterprise and small business sales teams that need affordable, easy-to-use, and quick-to-get-results sales tools. Available in both mobile and desktop versions, the applications are offered as a fully integrated suite, as well as on a standalone basis, and include verbCRM (Customer Relationship Management application), verbLIVE (Interactive Livestream eCommerce and Video Webinar application), verbTEAMS (a Self On-boarding version of verbCRM with built-in verbLIVE and Salesforce synchronization for small businesses and solo entrepreneurs), and verbLEARN (Learning Management System application). The Company has offices in California and Utah. For more information, please visit: www.verb.tech.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This communication contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance, or achievements, and may contain words such as “anticipate,” “expect,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements contained in this press release relate to, among other things, the Company’s projected financial performance and operating results, including SaaS Recurring Revenue, as well as statements regarding the Company’s progress towards achieving its strategic objectives, including the successful integration and future performance of acquisitions and performance of SoloFire. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to the COVID-19 pandemic and related public health measures on our business, customers, markets and the worldwide economy; our plans to attract new customers, retain existing customers and increase our annual revenue; the development and delivery of new products, including verbLIVE; our plans and expectations regarding software-as-a-service offerings; our ability to execute on, integrate, and realize the benefits of any acquisitions; fluctuations in our quarterly results of operations and other operating measures; increasing competition; general economic, market and business conditions. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. Investors are referred to our filings with the Securities and Exchange Commission, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Investor Relations Contact:

888.504.9929

investors@verb.tech

Media Contact:

855.250.2300, ext.125

info@verb.tech